UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	September 8, 2016

RF INDUSTRIES, LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	0-13301 (Commission File Number)	88-0168936 (I.R.S. Employer Identification No.)

7610 Miramar Road, Bldg. 6000

San Diego, California 92126-4202

(Address of Principal Executive Offices)

(858) 549-6340

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Annual Meeting of Stockholders

The Annual Meeting of stockholders of RF Industries, Ltd. (“we,” “us,” “our” or the “Company”) was held on September 8, 2016. We filed our definitive proxy statement in connection with the Annual Meeting with the Securities and Exchange Commission on July 25, 2016 (which can be viewed at: www.sec.gov).

Our stockholders acted upon the following proposals at the Annual Meeting:

•	Proposal I: to elect William L. Reynolds to serve as the Class III Director;

•	Proposal II: to conduct an advisory vote on the compensation of our named executive officers as disclosed in this proxy statement; and

•	Proposal III: to ratify the selection of CohnReznick LLP, as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2016.

Voting Results

Proposal I: the results with respect to the election of William L. Reynolds to serve as the Class III Director are as follows:

“FOR” 3,966,237 Common stock	“WITHHOLD” 494,421 Common stock

In addition, there were 3,637,715 broker non-votes in connection with this proposal.

Proposal II: to conduct an advisory vote on the compensation of our named executive officers as disclosed in this proxy statement, was approved with 3,757,978 “FOR” votes, 512,214 “AGAINST” votes and 190,466 “ABSTAIN” votes. In addition, there were 3,637,715 broker non-votes in connection with this proposal.

Proposal III: to ratify the selection of CohnReznick LLP, as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2015, was approved with 7,534,028 “FOR” votes, 69,195 “AGAINST” votes and 495,150 “ABSTAIN” votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 12, 2016	By:	/s/ Mark Turfler
Mark Turfler Chief Financial Officer